Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2012, relating to the consolidated financial statements of Lucid, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt regarding the Company’s ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Lucid, Inc. and subsidiary for the year ended December 31, 2011.

Rochester, New York
July 18, 2012